UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018 (April 20, 2018)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas 78746
(Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]
Item 5.07    Submission of Matters to a Vote of Security Holders.
On April 20, 2018, stockholders collectively holding 26,969,635 shares of the Common Stock of Victory Energy Corporation (the “Company”), constituting approximately 95.73% of the issued and outstanding shares of the Company’s Common Stock and Series D Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, consented in writing to approve a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “Victory Oilfield Tech, Inc.”
Stockholder approval of the Certificate of Amendment shall become effective on the 20th day following the filing and mailing to the Company’s stockholders of a definitive Information Statement on Schedule 14C. The Company will promptly thereafter file the Certificate of Amendment with the Nevada Secretary of State to effect the name change.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: April 23, 2018	/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer